UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2015

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)     ICF International, Inc. (the “Company”) announced today that Ms. Isabel Reiff, Executive Vice President and a named executive officer of the Company, advised the Company on April 8, 2015 that she plans to retire on July 31, 2015, after over twenty-five (25) years of service to the Company. Andrea Baier will succeed Ms. Reiff in the role of Senior Vice President, Corporate Growth. Ms. Baier has been with the Company for twenty-five (25) years and has reported to Ms. Reiff for the past eight (8) years. They have worked closely together on the Company’s strategic and tactical growth plans and account development. Ms. Baier earned both a Master of Science in Public Policy Analysis and Bachelors of Arts in Geological Sciences from the University of Rochester.

A copy of the press release regarding this announcement is attached hereto as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated April 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: April 13, 2015	By:	/s/ James Morgan
James Morgan Executive Vice President & Chief Financial Officer